Exhibit 99.1

Investor Contacts: Carl J. Crosetto GSC Group 973-437-1007 Michael H. Yip GSC Group 973-593-5424

GSC Investment Corp. Announces Election of Seth M. Katzenstein as
Chief Executive Officer and Director
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NEW YORK, September 15, 2008 – GSC Investment Corp. (NYSE:GNV), a business development company (the "Company"), today announced that Seth M. Katzenstein, currently the Company’s portfolio manager and a member of its investment committee, was elected Chief Executive Officer and Director, succeeding Thomas V. Inglesby, a Senior Managing Director of GSC Group.  Mr. Katzenstein, who has been with GSC Group from its inception, will also continue in his role as a Managing Director and head of credit and portfolio management of GSC Group’s U.S. Corporate Debt business.

Richard M. Hayden, Chairman of GSC Investment Corp. said, “We have the utmost confidence in Seth’s leadership and look forward to continuing to benefit from his extensive investment experience.”

“Seth has had an integral role in the growth and success of GSC Group’s corporate debt business over the past six years,” said Alfred C. Eckert III, Chairman and Chief Executive Officer of GSC Group.  “As the Company's largest shareholder, we at GSC Group thank Tom for guiding GSC Investment Corp. through its initial public offering and first full year of operations, and we look forward to continuing to benefit from his experience in his new capacity.”  In his new role, Mr. Inglesby will join the investment committee of the GSC Recovery Funds.  In order to provide a smooth transition, Mr. Inglesby will continue to be available to provide advice to Mr. Katzenstein.

In addition, Alexander B. Wright, a Managing Director in GSC Group’s U.S. Corporate Debt business, will assume responsibility for sourcing transaction opportunities and replace Mr. Inglesby on the Company’s investment committee.  Richard M. Hayden, Chairman of the Board of Directors, Richard T. Allorto, Chief Financial Officer, and David L. Goret, Secretary and Chief Compliance Officer, all of whom have been with the Company since inception will continue to serve in their present capacities.

"The team looks forward to creating shareholder value by pursuing the same successful business strategy that has delivered favorable dividend payments through the first year of operations," said Seth M. Katzenstein, Chief Executive Officer of GSC Investment Corp.

Mr. Katzenstein joined GSC Group at its inception in 1999 and is the head of credit and portfolio management for the U.S. Corporate Debt business with responsibility for all investment related activities.  He is a member of the U.S. Corporate Debt and GSC Investment Corp. investment committees.  He was with Greenwich Street Capital Partners from 1998 to 1999.  Prior to that, Mr. Katzenstein was with Salomon Smith Barney Inc.

Mr. Wright joined GSC Group in 2002 and is the head of the U.S. Corporate Debt business.  He is a member of the U.S. Corporate Debt, European Corporate Debt, and GSC Investment Corp. investment committees.  From 2003 to 2007, Mr. Wright served as head of origination for the U.S. Corporate Debt business.  Prior to that, Mr. Wright was with IBJ Whitehall Bank & Trust Corporation and Chemical Banking Corporation.

About GSC Investment Corp.
GSC Investment Corp. is a specialty finance company that invests primarily in leveraged loans and mezzanine debt issued by U.S. middle-market companies, high yield bonds and collateralized loan obligations.  It has elected to be treated as a business development company under the Investment Company Act of 1940.  The Company may also opportunistically invest in distressed debt, debt issued by non-middle market companies, and equity securities issued by middle and non-middle market companies.  The Company draws upon the support and investment advice of its external manager, GSC Group, an alternative asset investment manager that focuses on complex, credit-driven strategies. GSC Investment Corp. is traded on the New York Stock Exchange under the symbol “GNV.”

GSC Investment Corp.’s filings with the Securities and Exchange Commission, press releases, earnings releases and other financial information are available on its website at www.gscinvestmentcorp.com.

Forward Looking Statements

Information provided in this press release, including valuation of certain of our investments, may contain statements relating to current expectations, estimates, forecasts and projections about future events that are forward-looking statements.  These forward-looking statements generally relate to GSC Investment Corp.'s plans, objectives and expectations for future operations and are based upon management's current estimates and projections of future results or trends.  Actual future results may differ materially from those projected as a result of certain risks and uncertainties.  For a discussion of such risks and uncertainties, see "Note About Forward-Looking Statements" included in the Company's 10-K which has been filed with the U.S. Securities and Exchange Commission.  These forward-looking statements are made only as of the date hereof, and GSC Investment Corp. undertakes no obligation to update or revise the forward-looking statements, whether as a result of the new information, future events or otherwise.

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